EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-58286, 333-106798, 333-110712, 333-108954, 333-123957, 333-132301, 333-141400, 333-156571, and 333-149975) and the Registration Statements on Form S-8 (Nos. 333-43452, 333-62497, 333-89284, and 333-154740) of ParkerVision, Inc. of our report dated March 16,2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Jacksonville, Florida
March 16, 2009